Exhibit 2.3

                               VOTING AGREEMENT
                               ----------------

                 AGREEMENT dated as of April 9, 1996 by and among The Toronto-Dominion Bank ("Parent") and each of the other parties signatory hereto (each a "Stockholder").

                                   RECITALS
                                   --------

                 Concurrently herewith, Parent, a Canadian chartered bank, TD/Oak, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Waterhouse Investor Services, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may be amended from time to time, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which the Company will be merged with and into Merger Sub (the "Merger"), and each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will, except as otherwise provided in the Merger Agreement, be converted into the Merger Consideration.

                 As a condition to Parent and Merger Sub entering into the Merger Agreement, Parent and Merger Sub require that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement.

                                   AGREEMENT
                                   ---------

                 To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

                 1. Representations and Warranties. Each Stockholder hereby severally represents and warrants to Parent as follows:

                 (a) Ownership of Shares. (1) Such Stockholder is the record holder and beneficial owner of the number of shares of Company Common Stock as set forth opposite such Stockholder's name on Schedule 1 hereto, and in addition is the beneficial owner of the number of shares of Company Common Stock held in the ESOP and allocated to him or her which is set forth opposite his or her name on Schedule 1 hereto (the "Existing Shares", and together with any shares of Company Common Stock acquired by such Stockholder in any such capacities after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, the "Shares").

                 (2) On the date hereof, (A) the Existing Shares set forth opposite such Stockholder's name on Schedule 1 constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder, and (B) Mr. Lawrence M. Waterhouse, Jr. ("Mr. Waterhouse") holds a power of attorney, a copy of which is attached hereto, allowing Mr. Waterhouse to vote the Shares held by the other

         Stockholders to the extent described in such power of attorney (the "Power of Attorney").

                 (3) Subject to the Power of Attorney in the case of all Stockholders other than Mr. Waterhouse, such Stockholder has sole voting and dispositive power with respect to the Shares beneficially owned by such Stockholder.

                 (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

                 (c) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof will (x) conflict with or result in any breach of any agreement to which such Stockholder is a party, or (y) violate as at the date hereof any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder.

                 (d) Such Stockholder during the term hereof shall hold his or her Shares and the certificates representing such Shares free of any agreements, understandings or arrangements with respect to the voting of such Shares that would breach the provisions of, or otherwise would be inconsistent with, this Agreement.

                 (e) Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

                 2. Agreement to Vote. Each Stockholder hereby severally agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; and
(ii) against (a) any other Business Combination, or (b) any other action which, as its primary purpose, is intended to impede, delay, postpone, or prevent the approval and adoption of the Merger Agreement by the stockholders of the Company or the consummation of the transactions contemplated thereby or has, as its primary purpose, the consummation of any other Business Combination. Each Stockholder hereby agrees, upon Parent's request, to furnish Parent a proxy in form and substance reasonably satisfactory to Parent to effectuate the foregoing.

                 3. Certain Covenants of Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

                 3.1 No Solicitation. Such Stockholder shall not, solely in his or her capacity as such, take any action which is prohibited by, or fail to take any action which is required by, Section 4.8 of the Merger Agreement (without regard to the proviso thereto) as it applies to Representatives of the Company (whether or not such Stockholder would be deemed to be such a Representative for purposes of Section 4.8 of the Merger Agreement) provided however, it shall be presumed that discussions or negotiations of Lawrence M. Waterhouse, Jr. in connection with any inquiry or Transaction Proposal are in his capacity as director, officer or employee of the Company.

                 3.2  Restriction on Transfer, Proxies and Non-
Interference. Such Stockholder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement and this Agreement, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, any or all of such Stockholder's Shares or any interest therein, unless the transferee or pledgee of such Shares agrees in writing (with a copy furnished to Parent) to be bound by all of the provisions of this Agreement with respect to such Shares; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

                 3.3 Additional Shares. The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify the Parent of the number of any new Shares of Company Common Stock acquired by the Stockholder, if any, after the date hereof.

                 4. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                 5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

                 6. Termination. This Agreement and the covenants and agreements contained herein with respect to the Company Common Stock shall terminate on the first to occur of (a) the Effective Time, and (b) the "Termination Date" which, as used herein, means the date upon which the Merger Agreement is terminated in accordance with its terms.

                 7. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director, officer or employee of the Company makes any agreement or understanding herein in his or her capacity as such director, officer or employee and nothing contained in this Agreement shall in any way limit or restrict the ability of any such person to vote or otherwise act, in his or her capacity as a director, officer or employee of the Company, as required by his or her fiduciary duties to the stockholders of the Company or his or her responsibilities in such capacity as an officer or employee. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of such Stockholder's Shares or, in the case of Mr. Waterhouse, as holder of the Power of Attorney with respect to the Shares held by the other Stockholders.

                 8.  Miscellaneous.

                 8.1  Entire Agreement; Assignment.  This Agreement
(i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto.

                 8.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                 8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                 If to Stockholders: At their respective addresses set forth on Schedule 1 hereto;

                          copies to:       Saterlee Stephens Burke & Burke
                                           230 Park Avenue
                                           New York, New York 10169
                                           Attn: James F. Rittinger, Esq.

                                           Latham & Watkins
                                           885 Third Avenue
                                           Suite 1000
                                           New York, New York 10022-4802
                                           Attn: Roger H. Kimmel, Esq.

                          If to Parent:    The Toronto-Dominion Bank
                                           Toronto-Dominion Centre
                                           Toronto, Canada  M5K 1A2
                                           Attn:  I. Alexander Norton, Esq.

                          copy to:         Simpson Thacher & Bartlett
                                           425 Lexington Avenue
                                           New York, New York  10017-3954
                                           Attn:  Lee Meyerson, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 8.5 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                 8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

                 8.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 8.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                 8.9  Definitions.  For purposes of this Agreement:

                 (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

                 (b) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

                 IN WITNESS WHEREOF, Parent, the Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                  THE TORONTO-DOMINION BANK


                                  By:  /s/ W. Keith Gray
                                  Name:  W. Keith Gray
                                  Title:  Executive Vice President


                                  /s/ Lawrence M. Waterhouse, Jr.
                                  Name:  Lawrence M. Waterhouse, Jr.


                                  /s/ Christine A. Waterhouse
                                  Name:  Christine A. Waterhouse


                                  /s/ Jennifer A. Waterhouse
                                  Name:  Jennifer A. Waterhouse


                                  /s/ Lawrence M. Waterhouse, III
                                  Name:  Lawrence M. Waterhouse, III


                                  /s/ Kevin C. Waterhouse
                                  Name:  Kevin C. Waterhouse


                                  /s/ Patrick R. Waterhouse
                                  Name:  Patrick R. Waterhouse

                                     SCHEDULE 1




                                     Number of Shares of Company
                                     Common Stock Owned by
Name and Address                     Stockholder (1) or held by ESOP
of Stockholder                       and allocated to Stockholder (2)
- ----------------                     --------------------------------



Lawrence M. Waterhouse, Jr.                             1,152,499 (1)
c/o Waterhouse Investor Services,                          85,131 (2)
Inc.
100 Wall Street
New York, New York  10005

Lawrence M. Waterhouse, III                               220,312 (1)
c/o Waterhouse Investor Services,                           4,455 (2)
Inc.
100 Wall Street
New York, New York  10005

Patrick R. Waterhouse                                     219,368 (1)
c/o Waterhouse Investor Services,                           4,455 (2)
Inc.
100 Wall Street
New York, New York 10005

Kevin C. Waterhouse                                       220,425 (1)
c/o Waterhouse Investor Services,                           4,455 (2)
Inc.
100 Wall Street
New York, New York 10005

Christine A. Waterhouse                                   221,660 (1)
c/o Waterhouse Investor Services,                          16,552 (2)
Inc.
100 Wall Street
New York, New York  10005

Jennifer A. Waterhouse                                    222,160 (1)
c/o Waterhouse Investor Services,                             562 (2)
Inc.
100 Wall Street
New York, New York  10005